                                                              Exhibit 99-9(a)(6)
                                LETTER AGREEMENT
                                       AND
                               AMENDED SCHEDULE A

Frank Russell Investment Management Company
909 A Street
Tacoma, WA  98402

Dear Sirs:

Pursuant to Sections 25 and 26 of the Transfer and Dividend Disbursing Agency Agreement between Frank Russell Investment Company (the "Investment Company") and Frank Russell Investment Management Company, dated April 1, 1988, the Investment Company advises you that it is creating five new Investment Company Funds named Aggressive Strategy Fund, Balanced Strategy Fund, Moderate Strategy Fund, Conservative Strategy Fund and Equity Balanced Strategy Fund ("New Funds"), each of which will comprise three Classes of Shares, Class S, Class D and Class E (each, a "Class") and that the Investment Company desires Frank Russell Investment Management Company to serve as the Transfer and Dividend Disbursing Agent with respect to each Class of each of the New Funds pursuant to the terms and conditions of the Transfer and Dividend Disbursing Agency Agreement. The Investment Company also desires to amend Schedule A of the Transfer and Dividend Disbursing Agency Agreement to add each Class of the New Funds. The fees to be charged by the Transfer and Dividend Disbursing Agent to each New Fund in return for its services are the same as those set forth in the Transfer and Dividend Disbursing Agency Agreement.

Please indicate your acceptance to act as Transfer and Dividend Disbursing Agent with respect to each Class of shares of the New Funds and of the amendment of Schedule A by executing the acceptance copy of this letter agreement and returning it to the undersigned.

Sincerely,

FRANK RUSSELL INVESTMENT COMPANY

By:   Lynn L. Anderson
   ---------------------------
   Lynn L. Anderson
   President

Accepted this 5th day of November, 1996.

FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY

By:  Eric A. Russell
   ---------------------------
   Eric A. Russell
   President
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                                     AMENDED
                                   SCHEDULE A

                        FRANK RUSSELL INVESTMENT COMPANY

               FUND                                   CLASS(ES)
               ----                                   ---------
               Equity I                                    S
               Equity II                                   S
               Equity III                                  S
               Equity Q                                    S
               Equity T Fund                               S
               Fixed Income I                              S
               Fixed Income II                             S
               Fixed Income III                            S
               Money Market                                S
               International                               S
               Emerging Markets                            S; C
               Diversified Equity                          S; C
               Special Growth                              S; C
               Equity Income                               S; C
               Quantitative Equity                         S; C
               International Securities                    S; C
               Real Estate Securities                      S; C
               Diversified Bond                            S; C
               Volatility Constrained Bond                 S; C
               Multistrategy Bond                          S; C
               Limited Volatility Tax Free                 S
               U.S. Government Money Market                S
                Tax Free Money Market                      S
                Aggressive Strategy                        S; D; E
                Balanced Strategy                          S; D; E
                Moderate Strategy                          S; D; E
                Conservative Strategy                      S; D; E
                Equity Balanced Strategy                   S; D; E